Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of February 5, 2013 (this “Amendment”), among DEL MONTE CORPORATION, a Delaware corporation as successor by merger to Del Monte Foods Company (the “Borrower”), the Guarantors, each of the lenders that is a signatory hereto; and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacity, together with its successors, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of March 8, 2011 (the “Credit Agreement”) (capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, on the date hereof, the Borrower, the Administrative Agent and the Required Lenders desire to amend the Credit Agreement to, among other things, refinance the Initial Term Loans thereunder with new term loans and increase the principal amount thereof by up to $100,000,000;

WHEREAS, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KKR Capital Markets LLC will act as joint lead arrangers and joint bookrunners under the Amended Credit Agreement (as defined below) and this Amendment;

WHEREAS, upon the effectiveness of this Amendment, each Lender that shall have executed and delivered a signature page to this Amendment (a “Consent”) under the “Cashless Settlement Option” (each, a “Cashless Option Lender”) shall be deemed to have exchanged all (or such lesser amount as the Administrative Agent may allocate) of its Initial Term Loans under the Credit Agreement (which existing Initial Term Loans shall thereafter no longer be deemed to be outstanding) for Initial Term Loans under the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”), in the same aggregate principal amount as such Lender’s Initial Term Loans under the Credit Agreement (or such lesser amount as the Administrative Agent may allocate), and such Lender shall thereafter be a Lender under the Amended Credit Agreement;

WHEREAS, upon the effectiveness of this Amendment, each Lender that shall have executed and delivered a Consent under the “Post-Closing Settlement Option” (each, a “Post-Closing Settlement Lender”), each Lender electing the “Amendment Only Consent Option” and each Lender that shall not have executed a Consent hereto shall be repaid in full, and the Borrower shall pay to each such Lender all accrued and unpaid interest on such Lender’s Initial Term Loans to, but not including, the date of effectiveness of the Amendment; and

WHEREAS, the Administrative Agent and the Lenders signatory hereto are willing to so agree pursuant to Section 13.1 of the Credit Agreement, subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments.

(a) The following defined terms shall be added to Section 1.1 of the Credit Agreement in alphabetical order:

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of February 5, 2013.

“Amendment No. 1 Effective Date” shall mean February 5, 2013, the date on which the conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.

“Cashless Option Lender” shall mean each Lender that executed and delivered a Consent to Amendment No. 1 under the “Cashless Settlement Option” thereto.

“Officer’s Certificate” means, a certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, certifying as to the Consolidated Total Debt to Consolidated EBITDA Ratio for the most recently ended Test Period.

(b) The definition of “ABR” in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “2.50%” therein and replacing it with “2.00%”.

(c) The definition of “Applicable ABR Margin” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

“Applicable ABR Margin” shall mean, at any date, with respect to each ABR Loan that is an Initial Term Loan, a percentage per annum equal to the applicable percentage per annum set forth below, as determined by reference to the Consolidated Total Debt to Consolidated EBITDA Ratio, as set forth in the Officer’s Certificate received by the Administrative Agent for the most recently ended Test Period:

Pricing Level	Consolidated Total Debt to Consolidated EBITDA Ratio	Applicable ABR Margin
1	≤ 5.75:1.00	1.75%
2	> 5.75:1.00	2.00%

Any increase or decrease in the Applicable ABR Margin resulting from a change in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date an Officer’s Certificate is delivered; provided, however, that “Pricing Level 2” shall apply without regard to the Consolidated Total Debt to Consolidated EBITDA Ratio (x) at any time after the date on which Section 9.1 Financials were required to be delivered but were not so delivered, commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such Section 9.1 Financials are delivered or (y) at any time the Administrative Agent shall not have received an Officer’s Certificate for the most recently ended Test Period.

(d) The definition of “Applicable LIBOR Margin” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

“Applicable LIBOR Margin” shall mean, at any date, with respect to each LIBOR Loan that is an Initial Term Loan, a percentage per annum equal to the applicable percentage per annum set forth below, as determined by reference to the Consolidated Total Debt to Consolidated EBITDA Ratio, as set forth in the Officer’s Certificate received by the Administrative Agent for the most recently ended Test Period:

Pricing Level	Consolidated Total Debt to Consolidated EBITDA Ratio	Applicable LIBOR Margin
1	≤ 5.75:1.00	2.75%
2	> 5.75:1.00	3.00%

Any increase or decrease in the Applicable LIBOR Margin resulting from a change in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date an Officer’s Certificate is delivered; provided, however, that “Pricing Level 2” shall apply without regard to the Consolidated Total Debt to Consolidated EBITDA Ratio (x) at any time after the date on which Section 9.1 Financials were required to be delivered but were not so delivered, commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such Section 9.1 Financials are delivered or (y) at any time the Administrative Agent shall not have received an Officer’s Certificate for the most recently ended Test Period.

(e) The definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “1.50%” therein and replacing it with “1.00%”.

(f) The definition of “Maximum Incremental Facilities Amount” in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “(x)” therein and by deleting the phrase “(y) could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 10.1”.

(g) The definition of “Test Period” in Section 1.1 of the Credit Agreement is hereby amended by inserting at the end thereof “and for which Section 9.1 Financials shall have been required to be delivered to the Administrative Agent”.

(h) Section 2.1 of the Credit Agreement is hereby amended by adding the following as the second paragraph thereof:

“Subject to and upon the terms and conditions set forth herein, each Cashless Option Lender and JPMorgan Chase Bank, N.A. (which shall in such capacities be Lenders) agrees to make a loan or loans to the Borrower on the Amendment No. 1 Effective Date (which shall replace the Initial Term Loans existing prior to such date and be considered Initial Term Loans for all purposes hereunder), in an amount equal to (x) its Cashless Settlement Option allocation in accordance with Amendment No. 1 in the case of each Cashless Option Lender and (y) in amount equal to $2,688,650,000.00 minus the aggregate Cashless Settlement Option allocations in accordance with Amendment No. 1 (such number being $2,307,408,348.26) in the case of JPMorgan Chase Bank, N.A. The initial Interest Periods for all LIBOR Rate Initial Term Loans made on the Amendment No. 1 Effective Date shall be the same Interest Periods applicable to the LIBOR Rate Initial Term Loans immediately prior to the Amendment No. 1 Effective Date. Notwithstanding the foregoing, any Cashless Option Lender as defined in accordance with Amendment No. 1 shall not actually make a loan on the Amendment No. 1 Effective Date but shall be deemed to have rolled over its Initial Term Loans under and as defined in the Credit Agreement in accordance with Amendment No. 1.”

(i) Section 2.5(b) of the Credit Agreement shall be amended and restated as follows:

The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Initial Term Loan Lenders, on each date set forth below (or, if not a Business Day, the immediately preceding Business Day) (each, an “Initial Term Loan Repayment Date”), a principal amount in respect of the Initial Term Loans equal to (x) the outstanding principal amount of Initial Term Loans on the Amendment No. 1 Effective Date multiplied by (y) the percentage set forth below opposite such Initial Term Loan Repayment Date (each, an “Initial Term Loan Repayment Amount”):

Date	Initial Term Loan
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%
March 31, 2017	0.25%
June 30, 2017	0.25%
September 30, 2017	0.25%
December 31, 2017	0.25%
Initial Term Loan Maturity Date	Remaining outstanding amounts

(a) Section 5.1(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof.

(b) Section 5.1(b) of the Credit Agreement is hereby amended by deleting the phrase “the first anniversary of the Closing Date” and replacing it with “the six-month anniversary of the Amendment No. 1 Effective Date”.

SECTION 2. Lenders. Each Cashless Option Lender and JPMorgan Chase Bank, N.A. hereby agrees, on the Amendment No. 1 Effective Date and on the terms and conditions set forth herein and in the Amended Credit Agreement, to make or roll over, as applicable, its Initial Term Loans in accordance with Section 2.1 of the Amended Credit Agreement. Such parties shall, effective on the Amendment No. 1 Effective Date, automatically become parties to the Amended Credit Agreement as a Lender. Each Lender under the Credit Agreement that signs a Consent agrees that to the extent its Initial Term Loans under the Credit Agreement are being repaid on the Amendment No. 1 Effective Date it waives any amounts it may be entitled to under Section 2.11 of the Credit Agreement in connection with such repayment.

SECTION 3. Conditions of Effectiveness. This Amendment and the amendment of the Credit Agreement as set forth in Section 1 hereof shall become effective as of the first date (such date being referred to as the “Amendment No. 1 Effective Date”, which date is February 5, 2013) when each of the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received this Amendment, duly executed and delivered by (A) the Borrower, (B) the Required Lenders, (C) the Cashless Option Lenders and (D) JPMorgan Chase Bank, N.A.

(b) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, an opinion of Simpson Thacher & Bartlett LLP, counsel for the Borrower, dated the Amendment No. 1 Effective Date and addressed to the Administrative Agent, the Collateral Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(c) Payment of all reasonable fees and expenses due to the Administrative Agent (as agreed to in writing between the Administrative Agent and the Borrower) (including, without limitation, fees and reasonable out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent), in each case required to be paid on the Amendment No. 1 Effective Date. Simultaneous with effectiveness, the Lenders (other than the Cashless Option Lenders and JPMorgan Chase Bank, N.A.) under the existing Credit Agreement shall have been paid all accrued principal and interest under the Credit Agreement.

(d) The representations and warranties of each Credit Party contained in Article VIII of the Credit Agreement or in any other Credit Document shall be true and correct in all material respects (in each case, except to the extent that any representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates.

(e) No Default shall exist, or would result from the effectiveness of this Amendment or from the application of the proceeds thereof.

(f) The Borrower shall have delivered to the Administrative Agent a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Credit Party relating thereto) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance to the extent required pursuant to the Credit Agreement.

SECTION 4. Representations and Warranties. Each Credit Party represents and warrants as to itself as follows as of the date hereof:

(a) Neither the execution, delivery or performance of the Amendment nor compliance with the terms and provisions thereof and the other transactions contemplated hereby will (i) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of such Credit Party’s Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of such Credit Party’s Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (iii) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of such Credit Party or any of such Credit Party’s Restricted Subsidiaries.

(b) Such Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. Such Credit Party has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 5. Further Assurances. The Borrower agrees, within 90 days of the Amendment No. 1 Effective Date (unless extended by the Collateral Agent in its reasonable discretion), to take such actions requested by the Collateral Agent pursuant to Section 9.14(a) of the Credit Agreement in connection with this Amendment (which, for avoidance of doubt, may include, without limitation, the execution and filing of mortgage amendments, delivery of date down title insurance endorsements and local counsel opinions, each in form and substance reasonably acceptable to the Administrative Agent).

SECTION 6. Reference to and Effect on the Credit Agreement and the Credit Documents.

(a) On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 1 (i.e., the Amended Credit Agreement).

(b) The Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Credit Documents, in each case, as amended by this Amendment and all guarantees and grants of security interests are hereby reaffirmed by each Credit Party.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Credit Document.

(d) By executing and delivering a copy of this Amendment, the Borrower hereby agrees and confirms, on behalf of itself and each other Credit Party, that all Obligations (including those created hereby) shall continue to be guaranteed and secured pursuant to the Credit Documents.

SECTION 7. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 8. Governing Law; Waivers.

(I) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(II) EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH ON SCHEDULE 13.2 OF THE CREDIT AGREEMENT AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 13.2 OF THE CREDIT AGREEMENT;

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 7 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

EACH CREDIT PARTY AND EACH LENDER AND AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DEL MONTE CORPORATION as Borrower

By:	/s/ Larry E. Bodner
Name: Larry E. Bodner
Title: Executive Vice President, Chief Financial Officer and Treasurer

BLUE ACQUISITION GROUP, INC.

By:	/s/ Larry E. Bodner
	Name:	Larry E. Bodner
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and as Lender

By:	/s/ Barry Bergman
Name: Barry Bergman
Title: Managing Director